Exhibit 99.1

For Immediate Release

Contact:

Fuse Medical, Inc.

Attention: Devon Morgan, Sr. Investor Relations Analyst

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL ANNOUNCES 2019 ANNUAL SHAREHOLDER MEETING RESULTS

RICHARDSON, TX, June 27, 2019 /Businesswire/ — Fuse Medical, Inc., (OTCPK: FZMD), an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace, announced the results of its 2019 Annual Shareholder Meeting that was held on Wednesday, June 26, 2019.

Election of Directors: All five directors named in the proxy statement were re-elected to serve on the Company’s Board of Directors: Mark W. Brooks, Christopher C. Reeg, William E. McLaughlin, III, Renato V. Bosita Jr., MD and Ricky Raj S. Kalra, MD.

Appointment of Independent Auditors: Shareholders approved the ratification of Baker Tilly Virchow Krause LLP as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2018 and December 31, 2019.

Adoption of Amended and Restated By-laws: Shareholders approved the adoption of the Amended and Restated By-laws of the Company that was presented in the Proxy Statement.

Christopher C. Reeg, Chief Executive Officer, commented, “We are pleased the shareholders of Fuse have shown their confidence with the Executive team by electing them to serve as Directors for another year. This allows us to continue to execute on our short-term strategies of expanding our manufactured product portfolio and increasing distribution throughout the United States. Fuse has three new product launches scheduled for the third quarter of this year, with more exciting products in the development pipeline to come.”

The final votes have been reported in a Form 8-K that was filed with the Securities and Exchange Commission earlier today.

The filing can be found on the Company’s website at http://www.fusemedical.com/investors.

About Fuse Medical, Inc.

Fuse is a manufacturer and national distributor of medical devices, providing a broad portfolio of internal and external fixation products; upper and lower extremity plating and total joint reconstruction; soft tissue fixation and augmentation for sports medicine procedures; full spinal implants for trauma, degenerative disc disease, and deformity indications, (collectively, “Orthopedic Implants”) and a wide array of osteo-biologics, regenerative tissues, and amniotic tissue, including human allografts, substitute bone materials and tendons, and regenerative tissues and fluids (“Biologics”). The Company’s broad portfolio of Orthopedic Implants and Biologics provide high quality products that assist surgeons in providing positive patient outcomes and cost-effective solutions. For more information about the Company, please visit: www.fusemedical.com.

Forward Looking Statements

Certain statements in this press release, including those related to an anticipated purchase of all of the outstanding membership units and plans for the consolidated company, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

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